UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 30, 2010

DEEP DOWN, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8827 W. Sam Houston Pkwy N. Suite 100, Houston, TX  77040
(Address of principal executive offices) (Zip Code)

(281) 517-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)	Dismissal of previous principal independent registered public accounting firm.

PricewaterhouseCoopers LLP (“PwC”) was appointed as the independent registered public accounting firm for Deep Down, Inc. (the “Company”) on July 9, 2009. Upon the recommendation of the Audit Committee of the Board of Directors of the Company (the “Audit Committee), the Company dismissed PwC as independent registered public accounting firm for the Company on June 30, 2010. The Company is in the process of engaging a new principal independent registered accounting firm.

(i) The reports of PwC on the Company’s financial statements as of and for the year ended December 31, 2009 did not contain an adverse opinion or disclaimer of opinion, and such report was not qualified or modified as to uncertainty, audit scope or accounting principle.

(ii) During the year ended December 31, 2009 and through June 30, 2010, there were no disagreements with PwC (as such defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such year.

(iii) During the year ended December 31, 2009 and through June 30, 2010, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as noted in paragraphs (iii)(a) and (iii)(c) below.

(a)
As noted in Item 9A of the Company's Form 10-K and in the Item 4 sections of the Company's Forms 10-Q for the quarters ended June 30, 2009, September 30, 2009 and March 31, 2010, the Company did not maintain effective controls over its control environment.  Specifically, the Company had not formally adopted a written code of business conduct and ethics that governed its employees, officers and directors.  Further, the Board of Directors of the Company did not have any independent members and no director qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-B.  The Company did not maintain the following controls: sufficient policies and procedures over the administration of our accounting and fraud risk policies, and a sufficient segregation of duties to decrease the risk of inappropriate accounting. Since these entity level programs have a pervasive effect across the organization, management has determined that these circumstances constitute a material weakness. Additionally, this control deficiency could result in another material weakness that could result in a material misstatement of the consolidated financial statements that would not be prevented or detected.  The Company has authorized PwC to discuss this material weakness with the new independent registered public accounting firm.

(b)
As noted in the Item 4 sections of the Company’s Form 10-Q for the quarter ended March 31, 2010, management has taken steps to enhance the following controls and procedures, subsequent to March 31, 2010 as part of its remediation efforts in addressing the material weakness above:

•
Management is in the process of increasing the Board of Directors with independent members, including a financial expert as defined in Item 407(d)(5)(ii) of Regulation S-B. An independent director was appointed by the Board effective April 12, 2010; Mark R. Hollinger has joined the Board as an independent director and was appointed Chairman of the Audit Committee of the Board of Directors.

•
Management has prepared a Code of Conduct for Management and Board of Directors and circulated these documents and obtained signed acknowledgements from management and the Board of Directors in April 2010.  See Corporate Governance under Item 10 Directors, Executive Officers and Corporate Governance included in our Annual Report on Form 10-K for the year ended December 31, 2009 for a description of the Codes.

•	Management implemented an anonymous “whistleblower” hotline effective April 2010.

(c)
As noted in the Item 4 sections of the Company's Forms 10-Q for the quarters ended June 30, 2009 and September 30, 2009, the Company did not maintain effective controls over the accuracy of revenue recognition.  The Company has authorized PwC to discuss this material weakness with the new independent registered public accounting firm.

The Company has provided PwC with a copy of the above disclosures and requested that PwC deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree. A copy of the letter from PwC is filed as Exhibit 16.1 to this Current Report on Form 8-K.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

16.1	Letter, dated June 30, 2010, from PricewaterhouseCoopers LLP to the Securities and Exchange Commission (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2010

DEEP DOWN, INC.

By:	/s/ Ronald E. Smith
Ronald E. Smith
President and Chief Executive Officer

EXHIBIT INDEX

16.1	Letter, dated June 30, 2010, from PricewaterhouseCoopers LLP to the Securities and Exchange Commission (filed herewith).